UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/09/2009

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-02287

Delaware	95-1906306
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On June 12, 2009, Symmetricom, Inc. (the “Company”) announced cost reductions as part of an ongoing effort to further streamline the business and enhance its operational business model. Symmetricom plans to eliminate approximately 30 positions or about 4% of the Company’s total workforce by the end of the calendar year and incur associated cash restructuring charges in the range of $1.5 to $2.0 million. Symmetricom expects to record the majority of the restructuring charges in the fiscal fourth quarter ending June 28, 2009. Upon completion, Symmetricom expects the restructuring to reduce annual costs by approximately $3.5 million.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Form 8-K and/or the exhibits included herewith contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by those sections. These forward-looking statements include statements concerning Symmetricom’s future business. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 29, 2008 and subsequent current reports on Form 8-K. Any and all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMMETRICOM, INC.

Date: June 12, 2009	By:	/s/ Justin Spencer
Justin Spencer
Executive Vice President, Chief Financial Officer and Secretary